Exhibit 2



                       DIRECTORS AND EXECUTIVE OFFICERS OF
                     IDT CORPORATION AS OF FEBRUARY 1, 2001

         The name, position, principal occupation and business address of each executive officer and director of IDT is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with IDT.


Name                  Position                      Principal Occupation           Business Address
----                  --------                      --------------------           ----------------

Howard S. Jonas       Chief Executive Officer,      Chief Executive Officer,       c/o IDT Corporation
                      Chairman of the Board and     Chairman of the Board and      520 Broad Street
                      Treasurer                     Treasurer                      Newark, NJ 07102

Hal Brecher           Chief Operating Officer and   Chief Operating Officer and    c/o IDT Corporation
                      Director                      Director                       520 Broad Street
                                                                                   Newark, NJ 07102

James A. Courter      President and Vice Chairman   President and Vice Chairman    c/o IDT Corporation
                      of the Board                  of the Board                   520 Broad Street
                                                                                   Newark, NJ 07102

Stephen R. Brown      Chief Financial Officer and   Chief Financial Officer and    c/o IDT Corporation
                      Director                      Director                       520 Broad Street
                                                                                   Newark, NJ 07102

Joyce J. Mason        General Counsel, Senior       General Counsel, Senior Vice   c/o IDT Corporation
                      Vice President,  Secretary    President,  Secretary and      520 Broad Street
                      and Director                  Director                       Newark, NJ 07102

Marc E. Knoller       Senior Vice President and     Senior Vice President and      c/o IDT Corporation
                      Director                      Director                       520 Broad Street
                                                                                   Newark, NJ 07102

Moshe Kaganoff        Executive Vice President of   Executive Vice President of    c/o IDT Corporation
                      Strategic Planning and        Strategic Planning and         520 Broad Street
                      Director                      Director                       Newark, NJ 07102

Geoffrey Rochwarger   Executive Vice President of   Executive Vice President of    c/o IDT Corporation
                      Telecommunications and        Telecommunications and         520 Broad Street
                      Director                      Director                       Newark, NJ 07102

Michael Fischberger   Executive Vice President of   Executive Vice President of    c/o IDT Corporation
                      Operations                    Operations                     520 Broad Street
                                                                                   Newark, NJ 07102

Morris Lichtenstein   Executive Vice President of   Executive Vice President of    c/o IDT Corporation
                      Business Development          Business Development           520 Broad Street
                                                                                   Newark, NJ 07102


Name                  Position                      Principal Occupation           Business Address
----                  --------                      --------------------           ----------------

Charles H.F. Garner   Executive Vice President of   Executive Vice President of    c/o IDT Corporation
                      New Ventures                  New Ventures                   520 Broad Street
                                                                                   Newark, NJ 07102

Jonathan Levy         Executive Vice President of   Executive Vice President of    c/o IDT Corporation
                      Corporate Development         Corporate Development          520 Broad Street
                                                                                   Newark, NJ 07102

Meyer A. Berman       Director                      Sole Proprietor                M.A. Berman Company
                                                                                   433 Plaza Real
                                                                                   Suite 355
                                                                                   Boca Raton, FL 33432

J. Warren Blaker      Director                      Professor of Physics           Fairleigh Dickinson
                                                                                   University
                                                                                   Teaneck-Hackensack Campus
                                                                                   1000 River Road
                                                                                   Teaneck, NJ 07666

Denis A. Bovin        Director                      Vice Chairman -                Bear Stearns
                                                    Investment Banking             245 Park Avenue
                                                                                   28th Floor
                                                                                   New York, NY 10017

Saul K. Fenster       Director                      President of New Jersey        New Jersey Institute of
                                                    Institute of Technology        Technology
                                                                                   University Heights
                                                                                   323 Martin Luther King
                                                                                   Blvd.
                                                                                   Newark, NJ 07102

William A. Owens      Director                      Vice Chairman and CEO          Teledesic LLC
                                                                                   1445 120th NE
                                                                                   Bellevue, WA 98005

William F. Weld       Director                      General Partner                Leeds, Weld & Company
                                                                                   660 Madison Avenue
                                                                                   New York, NY 10021